                                                                 EXECUTION COPY.


                              AMENDED AND RESTATED
                             NOTE PURCHASE AGREEMENT

     THIS AMENDED AND RESTATED NOTE PURCHASE AGREEMENT (this "AGREEMENT") is made and entered into as of the 31st day of October, 1996, by and between EARTHLINK NETWORK, INC. (the "COMPANY"), and UUNET TECHNOLOGIES, INC. ("UUNET").

                                    RECITALS

     A.   UUNET will purchase a one-year term, unsecured convertible promissory note in the original principal amount of $5,000,000, bearing a simple rate of interest equal to the prime rate as established by CoastFed Bank, N.A. as of the Closing Date (as defined below) plus 2%, and convertible into shares of the Company's Common Stock, par value $0.01 per share (the "CONVERSION SHARES"), in the form of EXHIBIT A attached hereto (the "CONVERTIBLE NOTE"), for an aggregate cash purchase price of Five Million Dollars ($5,000,000).

     B. The Company currently plans to file a Registration Statement with respect to a proposed initial public offering of its capital stock (the "PROPOSED PUBLIC OFFERING").

     C. The Company and UUNET agree that, subject to Section 6.3 hereof, UUNET shall be entitled to convert the principal and accrued but unpaid interest under the Convertible Note into Conversion Shares at the applicable "Conversion Price" determined pursuant to Section 6.1 hereof.

     NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

1.   AUTHORIZATION AND CLOSING.

     1.1 AUTHORIZATION. As of the Closing (as defined below), the Company shall have authorized the issuance and the reservation for issuance, as applicable, pursuant to the terms and conditions of this Agreement, of (i) the Convertible Note, and (ii) the Conversion Shares into which the Convertible Note may be converted.

     1.2 PURCHASE AND SALE OF CONVERTIBLE NOTE; PAYMENT. At the Closing, subject to the terms and conditions set forth herein, the Company shall issue and sell to UUNET and UUNET shall purchase from the Company the Convertible Note for the purchase price of FIVE MILLION DOLLARS ($5,000,000) (the "PURCHASE PRICE") payable by cashier's check or by wire transfer at the Company's direction; PROVIDED, HOWEVER, that UUNET may offset from such purchase price any amounts due or "past due" from the Company to UUNET according to the payment terms of invoices for network services previously rendered by UUNET to the Company.

     1.3 CLOSING. The closing of the purchase and sale of the Convertible Note (the "CLOSING") shall take place at the Company's offices, 3100 New York Drive, Pasadena, California at 9:00 a.m., local time, on October 31, 1996 or at such other time and place as the Company and UUNET may mutually agree upon (the "CLOSING DATE").

2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company hereby represents and warrants to UUNET that:

     2.1 INCORPORATION. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own and operate its properties and to conduct its business as now conducted or proposed to be conducted.

     2.2 AUTHORIZED CAPITAL STOCK; QUALIFICATION. The Company has authorized and outstanding capital stock as set forth on SCHEDULE 2.2 hereto. All of the outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable. The Company is qualified to do business in each jurisdiction except where the failure to be so qualified would have a material adverse effect on the business, results of operations or financial condition of the Company (a "MATERIAL ADVERSE EFFECT").

     2.3  OPTIONS, WARRANTS, RESERVED SHARES.  Except as set forth on SCHEDULE
     2.3 hereto, there are no outstanding options, warrants, rights (including conversion or preemptive rights) or agreements for the purchase or acquisition from the Company of any shares of its capital stock or any securities convertible into or ultimately exchangeable or exercisable for any shares of the Company's capital stock. Except as set forth on SCHEDULE 2.3, no shares of the Company's outstanding capital stock, or stock issuable upon exercise or exchange of any outstanding options, warrants or rights, or other stock issuable by the Company, are subject to any rights of first refusal or other rights to purchase such stock in favor of the Company.

     2.4 DUE AUTHORIZATION. All corporate action on the part of the Company necessary for the authorization, execution, delivery and performance of the Company under this Agreement and the Convertible Note, and the authorization, issuance, reservation for issuance and delivery of all of the Conversion Shares has been taken or will be taken prior to the Closing, and this Agreement constitutes, and the Convertible Note when executed, will constitute, valid and legally binding obligations of the Company, enforceable in accordance with their respective terms, except as enforcement may be limited by (a) applicable bankruptcy, insolvency, reorganization or others laws of general application relating to or affecting the enforcement of creditors' rights generally, and (b) the effect of rules of law governing the availability of equitable remedies. The Conversion Shares have been duly and validly reserved for issuance and, upon issuance in accordance with the terms of this Agreement, will be duly and validly issued, fully paid and nonassessable.

     2.5 LITIGATION. Except as set forth on SCHEDULE 2.5 hereto, there is no action, suit, proceeding, claim, arbitration or investigation (an "ACTION") pending or, to the best of the Company's knowledge, currently threatened, against the Company or its properties or assets. The Company is not a party to or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality.

     2.6  STATUS OF PROPRIETARY ASSETS.

               (a) OWNERSHIP. Except as set forth on SCHEDULE 2.6(a) hereto, the Company has full title and ownership of, or has license to, all patents, patent applications, trademarks, service marks, trade names, copyrights, moral rights, mask works, trade secrets, confidential and proprietary information, compositions of matter, formulas, designs, proprietary rights, know-how and processes (all of the foregoing collectively hereinafter referred to as the "PROPRIETARY ASSETS") necessary to enable it to carry on its business as now conducted. No third party has any ownership right, title, interest, claim in or lien on any of the Proprietary Assets owned by the Company.

               (b) LICENSES; OTHER AGREEMENTS. Except as set forth on SCHEDULE 2.6(b) hereto, the Company has not granted, and, to the best of the Company's knowledge, there are not outstanding, any options, licenses or agreements of any kind relating to any Proprietary Asset of the Company.

               (c) NO INFRINGEMENT. To the best of the Company's knowledge, the Company has not violated or infringed, and is not currently violating or infringing, and except as set forth on SCHEDULE 2.6(c) hereto, the Company has not received any communications alleging that the Company has violated or infringed, any Proprietary Asset of any other person or entity.

     2.7 COMPLIANCE WITH CHARTER DOCUMENTS AND MATERIAL AGREEMENTS. The Company is not in violation of any provisions of its Certificate of Incorporation or Bylaws. The execution, delivery and performance of this Agreement and the Convertible Note and the consummation of the transactions contemplated hereby or thereby will not result in any such violation, nor will they conflict with or constitute, with or without the passage of time or the giving of notice or both, a default under any agreement or contract of the Company or result in the creation of any lien, charge or encumbrance upon any asset of the Company thereunder, which default or lien would reasonably be expected to have a Material Adverse Effect.

     2.8 TITLE TO PROPERTY AND ASSETS. Except as set forth on SCHEDULE 2.8, the Company owns all of its properties and assets free and clear of all mortgages, deeds of trust, liens, encumbrances, security interests and claims except for statutory liens for the payment of current taxes that are not yet delinquent and liens, encumbrances and security interests which arise in the ordinary course of business and which do not materially affect material properties and assets of the Company.

     2.9 FINANCIAL STATEMENTS. SCHEDULE 2.9 consists of (a) an audited balance sheet of the Company as of December 31, 1994 and 1995 and March 29, 1996,
     (b) the results of its operations and cash flows for the period from May 26, 1994 through December 31, 1994 and for the year ended December 31, 1995, (c) an unaudited balance sheet of the Company at June 30, 1996, and
     (d) unaudited statements of operations and cash flows of the Company for the six months ended June 30, 1995 and June 30, 1996 (the items referenced in (a) through (d) above being collectively referred to as the "FINANCIAL STATEMENTS"). The Financial Statements (x) have been prepared in accordance with the books and records of the Company, (y) present fairly the financial position of the Company at the date or dates therein indicated and the results of operations for the periods therein specified, and (z) have been prepared in accordance with generally accepted accounting principles applied on a consistent basis except, with respect to quarterly statements included therein, for the omission of notes thereto and normal year-end audit adjustments. Such Financial Statements supersede any similar statements relating to the same dates or periods previously provided by the Company to UUNET.

     2.10 ACTIVITIES SINCE BALANCE SHEET DATE. Since June 28, 1996, the date of the most recent balance sheet included in the Financial Statements, there has not been:

          (a) except as set forth on SCHEDULE 2.10, any damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting the assets, properties, financial condition, operating results, prospects or business of the Company (as presently conducted and as presently proposed to be conducted);

          (b) any waiver by the Company of a valuable right or of a material debt owed to it;

          (c) any satisfaction or discharge of any lien, claim or encumbrance or payment of any obligation by the Company except such a satisfaction, discharge or payment made in the ordinary course of business that is not material to the assets, properties, financial condition, operating results or business of the Company;

          (d) any material change or amendment to a material contract or arrangement by which the Company, or any of its assets or properties is bound or subject, except for changes or amendments which are contemplated by or disclosed in this Agreement;

          (e) to the Company's knowledge, any other event or condition of any character which could reasonably be expected to have a Material Adverse Effect.

     2.11 DISCLOSURE. This Agreement and the Exhibits and Schedules hereto do not contain any untrue statement of a material fact and, when read together with that certain Prospectus of the Company dated June 27, 1996 and that certain Draft Prospectus of the Company relating to the Proposed Public Offering and dated October 17, 1996, do not omit to state a material fact necessary to make the statements made pursuant hereto, in light of the circumstances under which they were made, not misleading; except that, with respect to any financial projections submitted to UUNET, the Company represents and warrants only that such financial projections were prepared based on reasonable assumptions and management's good faith estimates as of the date thereof.

3. REPRESENTATIONS AND WARRANTIES OF UUNET. UUNET hereby represents and warrants to the Company that:

     3.1 AUTHORIZATION. This Agreement constitutes a valid and legally binding obligation of UUNET, enforceable in accordance with its terms except as enforcement may be limited by (a) applicable bankruptcy, insolvency, reorganization or other laws of general application relating to or affecting the enforcement of creditors' rights generally, and (b) the effect of rules of law governing the availability of equitable remedies. UUNET represents that it has full power and authority to enter into this Agreement.

     3.2 PURCHASE FOR OWN ACCOUNT. The Convertible Note and the Conversion Shares, if and when issued, are being and will be acquired for investment for UUNET's own account, not as a nominee or agent for any other person or entity, and not with a view to the public resale or distribution thereof within the meaning of the Securities Act of 1933, as amended (the "1933 Act"), and UUNET has no present intention of selling, granting any participation in, or otherwise distributing the same.

     3.3 DISCLOSURE OF INFORMATION. UUNET has received or has had full access to all the information it considers necessary or appropriate to make an informed investment decision with respect to the Convertible Note and Conversion Shares. UUNET further has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of this Agreement, the Convertible Note and the Conversion Shares and to obtain additional information (to the extent the Company possessed such information or could acquire it without unreasonable effort or expense) necessary to verify any information furnished to UUNET or to which UUNET had access. UUNET has received the Prospectus and has conducted due diligence of the Company satisfactory to UUNET.

     3.4 INVESTMENT SOPHISTICATION AND EXPERIENCE. UUNET is a sophisticated investor that understands that the purchase of the Convertible Note involves substantial risk.

     UUNET has experience as an investor in securities of companies in similar stages of development as is the Company. UUNET is able to fend for itself, can bear the economic risk of its investment in the Convertible Note and the Conversion Shares and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of its investment in the Convertible Note and the Conversion Shares and protecting its own interests in connection with such investment.

     3.5 RESTRICTED SECURITIES. UUNET understands that the Convertible Note and any Conversion Shares that may later be acquired by UUNET are "restricted securities" under the 1933 Act inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under the 1933 Act, applicable state securities laws and the applicable regulations thereunder such securities may be resold only in certain limited circumstances. In this connection, UUNET represents that UUNET is familiar with Rule 144 promulgated under the 1933 Act and understands the resale limitations imposed thereby and by applicable state securities laws. UUNET understands that the Company is under no obligation to register any of the securities sold hereunder except as provided in the Registration Rights Agreement as described below. UUNET understands that no public market now exists for the Common Stock of the Company and that, notwithstanding the Company's efforts to effect the Proposed Public Offering, no assurance can be given that a public market will ever exist for the Conversion Shares.

     3.6 FURTHER LIMITATIONS ON DISPOSITION. Without in any way limiting the generality of the representations set forth above, UUNET further agrees not to make any disposition of all or any portion of the Convertible Note or the Conversion Shares unless and until:

          (a) there is then in effect a registration statement under the 1933 Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

          (b) (i) UUNET shall have notified the Company of the proposed disposition and shall have furnished the Company with a statement of the circumstances surrounding the proposed disposition, and (ii) UUNET shall have furnished the Company, at the expense of UUNET or its transferee, with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration of such securities under the 1933 Act or any applicable state securities laws.

4. CONDITIONS TO UUNET'S OBLIGATIONS. The obligations of UUNET under this Agreement shall be subject to the fulfillment or waiver, at or before the Closing, of each of the following conditions, the waiver of which shall not be effective against UUNET unless given by written, oral or telephone communication to the Company or to its counsel:

     4.1 REPRESENTATIONS AND WARRANTIES CORRECT. The representations and warranties of the Company made or contained herein are true and correct in all material respects at and as of the Closing Date as if made on and as of the Closing Date.

     4.2 PERFORMANCE. The Company has performed and complied in all material respects with all agreements and conditions contained herein required to be performed or complied with by it at or before the Closing.

     4.3 PROCEEDINGS AND DOCUMENTS. All corporate and other proceedings in connection with the transactions contemplated hereby and all documents incident thereto shall be reasonably satisfactory in form and substance to UUNET and to its counsel, and they shall each have received all such counterpart originals and certified or other copies of such documents as they may reasonably request. Such documents shall include:

          (a) CERTIFIED CHARTER DOCUMENTS. A copy of the Certificate of Incorporation and the Bylaws of the Company, certified by its Secretary as true and correct copies thereof; and

          (b) GOOD STANDING CERTIFICATE. A good standing certificate issued by the Secretary of State of the State of Delaware, dated within five (5) business days of the Closing Date, with respect to the Company.

     4.4 NO MATERIAL CHANGE. There shall not have been, since the date of execution of this Agreement, any material adverse change in the business, operations, properties, assets or financial condition of the Company.

     4.5 ELECTION OF DIRECTOR. All necessary corporate action shall have been taken for John Sidgmore to have been added to the Board of Directors of the Company.

     4.6 RELATED AGREEMENTS. Each of the following related agreements shall have been executed and delivered by the parties thereto:

          (a)  CONVERTIBLE NOTE substantially in the form of EXHIBIT A hereto;

          (b) AN ADDENDUM TO THE COMPANY'S AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT, adding UUNET as a party thereto and granting to UUNET with respect to the Conversion Shares, if and when issued, those certain "piggyback" and Form S-3 registration rights as set forth therein, substantially in the form of EXHIBIT B hereto;

          (c) STOCKHOLDERS AGREEMENT, executed by the stockholders named therein agreeing to vote their shares, following the Closing of the transactions contemplated hereby, to elect to the Company's board of directors the nominee as specified in writing by UUNET, substantially in the form of EXHIBIT C hereto; and

          (d) ADDENDUM NO. 1 (THE "ADDENDUM") TO NETWORK SERVICES AGREEMENT (the "Commercial Agreement"), pursuant to which UUNET provides certain network services for the Company's products and services, substantially in the form of EXHIBIT D hereto.

5. CONDITIONS TO THE COMPANY'S OBLIGATIONS. The obligations of the Company to UUNET under this Agreement are subject to the fulfillment or waiver, on or before the Closing, of each of the following conditions by UUNET:

     5.1 REPRESENTATIONS AND WARRANTIES. The representations and warranties of UUNET made or contained herein are true and correct in all material respects at and as of the Closing Date as if made on and as of the Closing Date.

     5.2 PAYMENT OF PURCHASE PRICE. UUNET shall have delivered to the Company the Purchase Price.

     5.3 PROCEEDINGS AND DOCUMENTS. All corporate and other proceedings in connection with the transactions contemplated hereby and all documents incident thereto shall be reasonably satisfactory in form and substance to the Company and to the Company's legal counsel, and the Company shall have received all such counterpart originals and certified or other copies of such documents as it may reasonably request.

     5.4 RELATED AGREEMENTS. UUNET shall have executed and delivered the Addendum to Registration Rights Agreement and the Addendum substantially in the forms of Exhibits B and D hereto, respectively.

6.   CONVERSION OF CONVERTIBLE NOTE.

     6.1  CONVERSION PRICE.

          (a) IPO CONVERSION PRICE. If the conversion of the Convertible Note occurs following a "Qualifying Public Offering" as described in
          Section 6.3(a)(i) hereof, the "Conversion Price" shall be the lesser of (i) $8.00 per share or (ii) 120% of the weighted average price per share of Common Stock paid by the holders of the Series A Convertible Preferred Stock of the Company named on Schedule II hereto (the "Holders"), after giving effect to (i) the conversion by the Holders of 1,818,182 shares of Series A Preferred Stock into an equivalent number of shares of Common Stock at a conversion price of $5.50 per share and (ii) any purchase of shares of Common Stock the Holders may make in the Proposed Public Offering.

               By way of example and not limitation, in September 1996, the Holders purchased 1,818,182 shares at $5.50 per share of Series A Convertible Preferred Stock, which shares are convertible on a one-for-one basis into shares of Common Stock. If the price at which the Common Stock is sold in the Proposed Public Offering is $8.00 per share and the Holders purchase 625,000 such shares in that offering, then the Holders' weighted average purchase price per share in the two transactions would be calculated as follows:

               $15,000,000 (total investment) DIVIDED BY 2,443,182 shares = $6.14 per share;

          and, 120% thereof would equal $7.37. Because that amount is less than $8.00 per share, in this example it would represent the Conversion Price.

          (b) NON-IPO CONVERSION PRICE. If the conversion of the Convertible Note does not occur pursuant to subsection (a) above (e.g., does not occur following a Qualifying Public Offering), the "Conversion Price" shall equal $6.60 per share.

          (c) ADJUSTMENT. Notwithstanding anything set forth in (a) and (b) above the Conversion Price shall be subject to adjustment as provided in SECTION 6.2 hereof.

     6.2  ADJUSTMENTS.

          (a) If the Company shall declare and pay on shares of its Common Stock a dividend payable in Common Stock or shall split the then outstanding Common Stock into a greater number of shares, the Conversion Price shall be proportionately decreased and, conversely, if at any time the Company shall combine shares of Common Stock into a smaller number of shares, the Conversion Price shall be proportionately increased as of such time.

          (b) In the case of (i) any reclassification of or changes in the Common Stock other than as provided in SECTION 6.2(a) above, (ii) a consolidation, merger, share exchange or other business combination transaction involving the Company, or (iii) a sale or conveyance to another corporation of the property and assets of the Company as an entirety or substantially as an entirety, in each case as a result of which holders of Common Stock shall be entitled to receive shares, other securities or other property or assets (including cash) with respect to or in exchange for such Common Stock, UUNET will be entitled thereafter to receive, upon conversion of the Convertible Note contemporaneous with the closing of any such transaction, the kind and amount of shares, other securities or other property or assets which UUNET would have owned or been entitled to receive upon such reclassification, change, consolidation, merger, share exchange, combination, sale or conveyance had the Convertible Note been converted immediately prior to such transaction.

          (c) If the Company shall issue or sell shares of Common Stock (including shares now or hereafter held in the treasury of the Company) at a price per share, or shall grant rights, options or warrants having an exercise price per share, or securities convertible into Common Stock having a conversion price per share, less than the Conversion Price in effect at that time, then, forthwith upon such issue or sale, the Conversion Price shall be reduced to the amount (calculated to the nearest one hundredth of a cent) determined by dividing (x) an amount equal to the sum of (A) the number of shares of Common Stock outstanding immediately prior to such issue or sale multiplied by the then existing Conversion Price, and (B) the aggregate consideration, if any, received by the Company upon such issue or sale, by (y) the total number of shares of Common Stock outstanding immediately after such issue or sale; PROVIDED, HOWEVER, that no such adjustment shall be made with respect to (i) the issuance of shares of Common Stock upon the exercise or conversion of rights, options, warrants or other securities convertible into Common Stock outstanding on the date of this Agreement, (ii) rights, options or warrants granted by the Company, with the approval of its Board of Directors or the Compensation Committee thereof, to employees, directors and consultants of the Company as compensation for service to the Company in any such capacities, if such rights, options or warrants are granted at an exercise price not less than the fair market value of a share as of the date of grant ("Compensatory Securities") or (iii) Common Stock issued upon exercise of Compensatory Securities. The securities described in clauses (i),
          (ii) and (iii) preceding are referred to in Schedule I hereof as "Exempted Securities." For purposes of this Section 6.2(c), paragraphs 1. through 3., inclusive, of Schedule I hereto shall also be applicable.

          (d) Whenever the Conversion Price or number of Conversion Shares are adjusted, as herein provided, the Company shall promptly notify UUNET of such adjustment(s) setting forth its computations of such adjustment.

     6.3  CONVERSION RIGHT; TIME OF CONVERSION.  (a)   The Convertible Note
     shall be convertible at the option of UUNET, subject to the following:

               (i) If the Company effects a "Qualifying Public Offering" within the meaning of the Company's Certificate of Designation, Preferences and Rights of Series A Convertible Preferred Stock filed with the Delaware Secretary of State on September 10, 1996, as it may be amended from time to time, not later than the first anniversary of the Closing Date, then the Convertible Note may, at any time thereafter, be converted into Conversion Shares at the Conversion Price set forth in Section 6.1(a) hereof.

               (ii) If the Company does not effect a "Qualifying Public Offering" not later than the first anniversary of the Closing Date or if, prior to the first anniversary of the Closing Date, a "Conversion Event" (as defined in paragraph (iii) below) occurs, then the Convertible Note may be converted into Conversion Shares at the Conversion Price set forth in Section 6.1(b) hereof.

               (iii) A "Conversion Event" entitling UUNET to convert the Convertible Note into Convertible Shares prior to the first anniversary of the Closing Date at the Conversion Price set forth in Section 6.1(b) hereof shall have occurred if (A) the Company terminates the Commercial Agreement for convenience pursuant to Section D of the Addendum, (B) the Company is in material breach or default under the Commercial Agreement or (C) UUNET's continued holding of the indebtedness represented by the Convertible Note shall cause UUNET or its parent corporation, MFS Communications Company, Inc. ("MFS"), to be in default under existing debt obligations of UUNET or MFS or if such debt shall cause MFS to be unable to obtain its lenders' consents to the pending merger of MFS and WorldCom, Inc.; PROVIDED THAT in order to avail itself of this subsection (C), an appropriate financial officer of UUNET or MFS, as appropriate, shall provide a certification to the Company concerning the bona fide nature of such event, including without limitation, supporting documentation with respect thereto, such as, if applicable, detailed calculations of ratios or coverage requirements underlying the same.

          (b) Notwithstanding paragraph (a) above, the Convertible Note may not be converted prior to the Due Date (as defined therein) in the absence of (i) a Qualifying Public Offering, (ii) the occurrence of a Conversion Event or (iii) pursuant to the exercise by the Company of the prepayment option set forth in Section 2 of the Convertible Note.

     6.4 CALCULATION OF CONVERSION SHARES. The Convertible Note shall be converted into such number of whole Conversion Shares as are calculated by dividing all unpaid principal and accrued interest due and owing under the Convertible Note by the Conversion Price, as adjusted pursuant to Section
     6.2. Any resulting fractional share shall be paid in cash at the Conversion Price.

     6.5 SURRENDER AND DELIVERY. Upon delivery to UUNET of certificates representing the number of fully paid and non-assessable Conversion Shares computed pursuant to this SECTION 6, UUNET shall surrender the Convertible Note to the Company for cancellation.

     6.6 RESERVATION OF STOCK ISSUABLE UPON CONVERSION. The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the Convertible Note, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of the entire principal balance and accrued interest of the Convertible Note. If at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of the Convertible Note, the Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

7.   EVENTS OF DEFAULT; REMEDIES.

     7.1 EVENTS OF DEFAULT. If any one or more of the following events shall occur, it shall be deemed an "Event of Default" hereunder and under the Convertible Note:

          (a) default by the Company in the due and punctual payment of the principal, interest or both on the Convertible Note when and as the same shall become due and payable or any material breach by the Company of any covenant set forth in Section 8 hereof;

          (b) any representation or warranty made by the Company herein shall have been false or misleading in any material respect when made;

          (c) the Company becomes insolvent or unable to meet its obligations as they mature, makes a general assignment for the benefit of its creditors, consents to the appointment of a trustee or a receiver or admits in writing its inability to pay its debts as they mature;

          (d) a trustee or receiver for the Company or for any part of the properties of the Company is appointed without the consent of the Company and such trustee or receiver is not discharged within sixty
          (60) days of its appointment;

          (e) bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings are instituted by or against the Company and, if instituted against it, the same are consented to by the Company or remain undismissed for a period of sixty (60) days; or

          (f) the Company terminates the Commercial Agreement for convenience pursuant to Section D of the Addendum; provided, however, that if upon such termination UUNET elects to convert the Convertible Note pursuant to Section 6.3, no Event of Default shall be deemed to have occurred.

     7.2 DEFAULT. Upon an Event of Default, in addition to the remedies provided elsewhere in this Agreement, and at law and in equity, UUNET may, at any time thereafter, at its option, declare the Convertible Note to be immediately due and payable, whereupon the maturity of the then unpaid balance of the Convertible Note shall be accelerated and the same and all interest accrued thereon shall forthwith become due and payable.

     7.3 REMEDIES. In case any one or more Events of Default shall occur and be continuing, UUNET may proceed to protect and enforce its rights or remedies either by suit in equity or by action at law, or both, whether for the specific performance of any covenant, agreement or other provisions contained herein, or in the Convertible Note, or proceed to enforce any other legal, equitable or statutory right or remedy or the remedies it may have including those set forth in SECTION 7.2 hereof.

     7.4 REMEDIES NOT EXCLUSIVE. No right or remedy conferred herein is intended to be exclusive of any other right or remedy contained herein or in any instrument or document delivered in connection with or pursuant to this Agreement, and every such right or remedy contained herein and therein or now or hereafter existing at law or in equity or by statute, or otherwise may be exercised separately or in any combination.

     7.5 COURSE OF DEALING. No course of dealing between the Company and UUNET or any failure or delay on either party's part in exercising any rights or remedies hereunder shall operate as a waiver of any rights or remedies of the parties and no single or partial exercise of any rights or remedies hereunder shall operate as a waiver or preclude the exercise of any other rights or remedies hereunder.

     7.6 TRANSFER. The Convertible Note shall be registered in the name of UUNET on the books of the Company. No transfer of the Convertible Note shall be valid unless made by UUNET or by its attorney duly authorized in writing for that purpose. Upon due presentment for registration of transfer of the Convertible Note, a new Convertible Note (also a "CONVERTIBLE NOTE") in the face amount of the then unpaid principal balance of the Convertible Note being transferred, shall be issued to the transferee, whose name shall then be registered on the books of the Company and who shall be subject to the terms of this Agreement as if such transferee were an original party to this Agreement. No service charge shall be made for any such transfer, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto. UUNET may transfer the Convertible Note and/or the Conversion Shares and assign its rights thereunder, provided that the transfer of the Convertible Note and/or the Conversion Shares will be subject to the restriction that no such transfer will be effected until UUNET has obtained either an opinion of counsel satisfactory to the Company and its counsel to the effect that the proposed transfer will not result in a violation of the 1933 Act or applicable state securities laws.

8. COVENANTS OF THE COMPANY. The Company further covenants and agrees that, so long as the Convertible Note is outstanding, the Company shall:

     8.1 PAYMENTS. Promptly make all payments of principal and interest on the Convertible Note when due, and comply with the other provisions hereof;

     8.2 COMPLIANCE WITH LAWS. Comply in all material respects with all federal, state and local laws, ordinances and regulations applicable to its business;

     8.3 CONDUCT OF BUSINESS. Conduct its business in the usual and ordinary course;

     8.4 CORPORATE EXISTENCE. Maintain its corporate existence and right to carry on its business and duly procure all necessary renewals and extensions thereof and use its best efforts to maintain, preserve and renew all such rights, powers, privileges and franchises; provided, however, that nothing herein contained shall be construed to prevent the Company from ceasing or omitting to exercise any rights, powers, privileges or franchises that in the judgment of its board of directors can no longer be exercised in its best interests, but provided further that any such cessation or omission shall not adversely affect the Convertible Note or the obligations of the Company under this Agreement;

     8.5 BOOKS AND RECORDS. At all times maintain proper books or records of account in which full, true and correct entries will be made of its transactions in accordance with generally accepted accounting principles, consistently applied, and set aside on its books reserves for depreciation, depletion, obsolescence and amortization of its properties, determined in accordance with generally accepted accounting principles, consistently applied, and all other proper reserves, similarly determined, that should be set aside in connection with its business;

     8.6 TAXES. Pay and discharge promptly all taxes, assessments, and governmental charges or levies imposed upon it or upon its income or upon any part thereof, as well as all claims of any kind (including claims for labor, materials and supplies) that, if unpaid, might by law become a lien or charge upon its property; provided, however, that the Company shall not be required to pay any such tax, assessment, charge, levy, or claim if the amount, applicability or validity thereof shall be contested in good faith by appropriate proceedings and if it shall have set aside on its books reserves (segregated to the extent required by generally accepted accounting principles) deemed by it adequate with respect thereto;

     8.7 INDEBTEDNESS. Pay or cause to be paid the principal of and interest on all material indebtedness for borrowed monies heretofore or hereafter incurred or assumed by the Company when and as the same shall become due and payable unless such indebtedness be renewed or extended on terms no less favorable than the original terms thereof;

     8.8  REGISTRATION RIGHTS.  If the Company shall take action pursuant to
     Section 9(d) of its Amended and Restated Registration Rights Agreement dated as of June 1, 1996 to grant more favorable registration rights than those set forth in such Agreement to any party other than UUNET, then the Company shall notify UUNET thereof and shall use its best efforts to grant also to UUNET registration rights comparable to those being granted to such other party; and

     8.9 COMPLIANCE WITH INDEBTEDNESS. Faithfully observe, perform, and discharge all covenants, conditions and obligations that are imposed on it by any and all indentures and other agreements securing or evidencing such indebtedness or pursuant to which such indebtedness was incurred, and not permit the occurrence of any act or omission that is or may be declared to be a default thereunder, unless waived by the holder of such indebtedness; provided, however, that the Company shall not be required to make any payment or to take any other action by reason of the provisions of this
     Section if it is contesting in good faith its obligation to make such payment or to take such action and shall have set aside on its books adequate reserves (to the extent, and segregated if and to the extent, required by generally accepted accounting principles) with respect thereto.


9. COVENANT OF UUNET; CONFIDENTIALITY. UUNET further covenants and agrees that UUNET will not publish or disclose, either directly or indirectly, any information relating to the Proposed Public Offering, including, but not limited to, (i) the fact that the Company is in the process of effectuating the Proposed Public Offering, or (ii) a prospectus or any information contained in a prospectus or any other document filed by the Company with the Securities and Exchange Commission in connection with the Proposed Public Offering.

10.  MISCELLANEOUS.

     10.1 SURVIVAL OF WARRANTIES. The representations, warranties and covenants of the Company and UUNET contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing until the conversion of the Convertible Note or until the first anniversary of this Agreement, whichever occurs first.

     10.2 SUCCESSORS AND ASSIGNS. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties.

     10.3 GOVERNING LAW. This Agreement shall be governed by and construed under the internal laws of the State of Delaware without reference to principles of conflict of laws or choice of laws.

     10.4 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     10.5 HEADINGS. The headings and captions used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement. All references in this Agreement to sections, paragraphs, exhibits and schedules shall, unless otherwise provided, refer to sections and paragraphs hereof and exhibits and schedules attached hereto, all of which exhibits and schedules are incorporated herein by this reference.

     10.6 NOTICES. Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given upon personal delivery to the party to be notified or upon deposit with the United States Post Office, by registered or certified mail, postage prepaid and addressed as follows:


          If to UUNET:             UUNET Technologies, Inc.
                                   3060 Williams Drive
                                   Fairfax, Virginia  22031
                                   Attn:  Mr. David Foster

          with a copy to:          Martina W. Knee, Esq., at the foregoing
                                   address

          If to the Company:       EarthLink Network, Inc.
                                   3100 New York Drive
                                   Pasadena, California 91107
                                   Attn: President

          with a copy to:          Scott M. Hobby, Esq.
                                   Hunton & Williams
                                   NationsBank Plaza
                                   600 Peachtree Street, NE
                                   Suite 4100
                                   Atlanta, Georgia 30308

     or at such other address as either may designate by giving ten (10) days advance written notice to all other parties.

     10.7 NO FINDER'S FEES. Each party represents that it neither is nor will be obligated for any finder's or broker's fee or commission in connection with this transaction. UUNET agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finder's or broker's fee (and any asserted liability) for which UUNET or any of its officers, partners, employees, or representatives is responsible. The Company agrees to indemnify and hold harmless UUNET from any liability for any commission or compensation in the nature of a finder's or broker's fee (and any asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

     10.8 COSTS, EXPENSES. Each party shall be responsible for its own costs and expenses, including without limitation professional fees and expenses, related to the negotiation, preparation and execution of this Agreement, the Convertible Note and the other agreements related thereto.

     10.9 AMENDMENTS AND WAIVERS. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Company and UUNET.

     10.10 SEVERABILITY. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

     10.11 ENTIRE AGREEMENT. This Agreement, together with all Exhibits and Schedules hereto, and the Convertible Note constitute the entire agreement and understanding of the parties with respect to the subject matter hereof and supersede any and all prior negotiations, correspondence, agreements, understandings, duties or obligations between the parties with respect to the subject matter hereof.

     10.12 FURTHER ASSURANCES. From and after the date of this Agreement, upon the request of either party, the other party shall execute and deliver such instruments, documents or other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

UUNET TECHNOLOGIES, INC.           EARTHLINK NETWORK, INC.:


/s/ David Foster                   /s/ Sky D. Dayton
-------------------------          -------------------------
(Authorized Signature)             Sky D. Dayton

David Foster                       Sky D. Dayton
-------------------------          -------------------------
(Printed Name)                     (Printed Name)

V.P.                               Chairman
-------------------------          -------------------------
(Title)                            (Title)

                                   SCHEDULE I

     For purposes of Section 6.2(c) hereof, the following clauses 1. through 3., inclusive, of this Schedule I shall also be applicable:

     1. If the Company shall grant any rights, options or warrants to purchase Common Stock or to purchase securities convertible into Common Stock (other than Exempted Securities), and the purchase price per share for which Common Stock is issuable upon the exercise or conversion of such securities (determined by dividing (x) the total amount, if any, received or receivable by the Company as consideration for the granting of all such rights, options or warrants, plus the minimum aggregate amount of additional consideration payable to the Company upon the exercise of all such rights, options or warrants, plus, in the case of convertible securities, the minimum aggregate amount of additional consideration payable upon the conversion thereof, by (y) the maximum aggregate number of shares of Common Stock issuable upon the exercise of such rights, options or warrants or upon the conversion of any such convertible securities issuable upon the exercise of such rights, options or warrants) shall be less than the Conversion Price in effect immediately prior to the time of the granting of such rights, options, warrants or convertible securities, then the maximum aggregate number of shares of Common Stock issuable upon the exercise of such rights, options or warrants or upon the conversion of the total maximum amount of such convertible securities issuable upon the exercise of such rights, options or warrants shall (as of the date of grant thereof) be deemed to be outstanding and to have been issued for such price per share. No further adjustments of the Conversion Price shall be made upon the actual issue of such Common Stock or convertible securities upon the exercise or conversion of such securities, except as otherwise provided in clause 3. below;

     2. If the Company shall issue or sell any convertible securities (other than Exempted Securities), and the purchase per share for which Common Stock is issuable upon such conversion (determined by dividing (x) the total amount received or receivable by the Company as consideration for the issue or sale of all such convertible securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the conversion thereof, by
(y) the maximum aggregate number of shares of Common Stock issuable upon the conversion of all such convertible securities) shall be less than the Conversion Price in effect immediately prior to the time of such issue or sale, then the maximum number of shares of Common Stock issuable upon conversion of all such convertible securities shall (as of the date of the issue or sale thereof) be deemed outstanding and to have been issued for such price per share, PROVIDED THAT, except as otherwise specified in clause 3. below, (A) no further adjustments of the Conversion Price shall be made upon the actual issue of such Common Stock upon conversion of such convertible securities, and (B) if any such issue or sale of such convertible securities is made upon the exercise of any rights to subscribe for or to purchase or upon exercise of any option to purchase any such convertible securities, no further adjustment of the Conversion Price shall be made by reason of such issue or sale; and

     3. If the purchase price or number of shares purchasable provided for in any right, warrant or option referred to in clause 1. above, or the rate at which any convertible securities referred to in clause 1. or 2. above are convertible into Common Stock shall change at any time (other than under or by reason of provisions designed to protect against dilution in connection with events for which provision for adjustments in the Conversion Price are provided for herein), the Conversion Price then in effect hereunder shall forthwith be readjusted to such Conversion Price as would have been obtained had the adjustments made upon the issuance of such rights, warrants, options or convertible securities been made upon the basis of the changed terms; and on the expiration of any such right, warrant or option referred to in clause 1. above or the termination of any such right to convert such Convertible Securities referred to in clause 1. or 2. above, the Conversion Price then in effect hereunder shall forthwith be readjusted to such Conversion Price as would have been obtained had the adjustments made upon the issuance of such rights, warrants or options or convertible securities been made upon the basis of the issuance of only the number of shares of Common Stock, if any, theretofore actually delivered upon the exercise of such rights, warrants or options or upon the conversion of such convertible securities.

                                   SCHEDULE II


NAME

Quantum Industrial Partners LDC

Stanley F. Druckenmiller

Arminio Fraga

Gary S. Gladstein

Robert R. Jermain

Elizabeth R. Larson

Paul McNulty

Michael C. Neus

Sean C. Warren

Trust for Alexander G. Soros Under George
Soros 1982 Private Lead Trust Dated as of
April 1, 1982

Trust for Andrea Soros Under George Soros
1982 Private Lead Trust Dated as of
April 1, 1982

Trust for Gregory Soros Under George Soros
1982 Private Lead Trust Dated as of
April 1, 1982

Trust for Jonathan Soros Under George Soros
1982 Private Lead Trust Dated as of
April 1, 1982

Trust for Robert Soros Under George Soros
1982 Private Lead Trust Dated as of
April 1, 1982

George Soros